Exhibit 99.1
Cash Systems, Inc. Announces Summary Notice of Proposed Settlement of Class Action
Las Vegas, NV — March 13, 2009 — Cash Systems, Inc. (the “Company”) today announced a Summary Notice of Proposed Settlement of Class Action in a matter pending in the District Court for Clark County, Nevada captioned Steven R. Staehr, on behalf of himself and all others similarly situated, vs. Cash Systems, Inc., Michael D. Rumbolz, Patricia W. Becker, Patrick R. Cruzen, Donald D. Snyder, Don R. Kornstein and Alpine Advisors, LLC. The Summary Notice of Proposed Settlement of Class Action is set forth below.
DISTRICT COURT
CLARK COUNTY, NEVADA

STEVEN R. STAEHR, On Behalf of Himself and	)	Case No. A565593
All Others Similarly Situated,	)	Dept. 17
)
Plaintiff,	)	SUMMARY NOTICE OF PROPOSED
	)	SETTLEMENT OF CLASS ACTION
vs.	)
)
CASH SYSTEMS, INC., MICHAEL D. RUMBOLZ,	)
PATRICIA W. BECKER, PATRICK R. CRUZEN,	)
DONALD D. SNYDER, DON R. KORNSTEIN AND	)
ALPINE ADVISORS, LLC,	)
)
Defendants.	)
)
)

TO:
ALL PERSONS WHO OWNED COMMON STOCK OF CASH SYSTEMS, INC. (“CASH SYSTEMS” OR THE “COMPANY”) AS OF JUNE 16, 2008, OR AT ANY TIME THEREAFTER THROUGH AND INCLUDING THE CLOSING OF THE ACQUISITION OF CASH SYSTEMS BY GLOBAL CASH ACCESS, INC. ON AUGUST 8, 2008:

YOU ARE HEREBY NOTIFIED that a settlement has been proposed in the above-captioned class action. A Settlement Hearing will be held on April 13, 2009, at 8:30 a.m. before the Honorable Michael Villani, District Court for Clark County, Nevada, Dept 17, 200 Lewis Avenue, Las Vegas, Nevada (the “Settlement Hearing”). The purpose of the Settlement Hearing will be to determine: (a) whether the settlement set forth in the Stipulation of Settlement dated October 31, 2008, (“Stipulation”) should be approved as fair, just, reasonable and adequate; (b) whether the action should be dismissed with prejudice; and (c) whether the Court should approve the Fee and Expense Amount.

In connection with the settlement of this Class Action, Cash Systems agreed to make and did make supplement disclosures in a Form 8-K filed with the United States Securities Exchange Commission on August 4, 2008 and which relate to Global Cash Access, Inc.’s acquisition of Cash Systems. In addition, the settlement provides for the payment of Plaintiff’s Counsel’s attorneys’ fees and expenses in the amount of $175,000.
IF YOU ARE A MEMBER OF THE SETTLING CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED. Settlement Class Members will be bound by the Final Order and Judgment of the Court. If you are a Settlement Class Member, you will be bound by the Final Order and Judgment of the Court. This notice is only a summary of the settlement which is fully set forth in the Stipulation. You may obtain further information relating to the settlement and view the Stipulation on Cash Systems’ website at www.cashsystemsinc.com, or you may contact Plaintiff’s Counsel:
BRIAN J. ROBBINS, ESQ.
ROBBINS UMEDA & FINK, LLP
610 WEST ASH STREET, SUITE 1800
SAN DIEGO, CA 92101
Any Settlement Class Member who wishes to object to the settlement or the application for attorneys’ fees must file a written notice of objection demonstrating the Person’s membership in the Settling Class, dates of stock ownership, the reasons for the objection and whether or not such Person has an intention to appear at the Settlement Hearing. The Settlement Class Member must mail or hand deliver his, her or its notice of objection upon Plaintiff’s Counsel no later than March 30, 2009:
BLACK & LOBELLO
JOHN P. ALDRICH
10777 W. Twain Avenue, #300
Las Vegas, NV 89135
Telephone: (702) 869-8801
Facsimile: (702) 869-2669

ROBBINS UMEDA LLP
BRIAN J. ROBBINS
JULIA M. WILLIAMS
610 WEST ASH STREET, SUITE 1800
SAN DIEGO, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
Attorneys for Plaintiff
Only Settlement Class Members who have submitted written objections in this manner will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.
PLEASE DO NOT CONTACT THE COURT, THE CLERK OF THE COURT OR CASH SYSTEMS REGARDING THIS NOTICE.

DATED: March 5, 2009	BY ORDER OF
/s/ Michael Villani
HONORABLE MICHAEL VILLANI
DISTRICT COURT JUDGE